Exhibit 23.5

Cawley, Gillespie & Associates, Inc.

petroleum consultants

13640 BRIARWICK DRIVE, SUITE 100 AUSTIN, TEXAS 78729-1106 512-249-7000	306 WEST SEVENTH STREET, SUITE 302 FORT WORTH, TEXAS 76102-4987 817- 336-2461 www.cgaus.com	1000 LOUISIANA STREET, SUITE 1900 HOUSTON, TEXAS 77002-5008 713-651-9944

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS

We hereby consent to the references to our firm in the form and context in which they are included and incorporated by reference in this Registration Statement on Form S-3 (including the related prospectus) of Permianville Royalty Trust. We hereby further consent to the use in such Registration Statement and prospectus of information contained in our report setting forth the estimates of reserves and value of reserves and our report on reserves as of December 31, 2019, December 31, 2020 and December 31, 2021 of the underlying properties and net profits interest owned by Permianville Royalty Trust.

We also consent to the references to our firm in the prospectus included in such Registration Statement, including under the heading “Experts.”

/s/ W. Todd Brooker
W. Todd Brooker, P.E. Cawley, Gillespie & Associates, Inc.
Texas Registered Engineering Firm F-693

Austin, Texas

June 22, 2022